================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              IMPERIAL BANCORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                          [LOGO OF IMPERIAL BANCORP]

                            IMPERIAL BANK BUILDING
                                P.O. BOX 92991
                         LOS ANGELES, CALIFORNIA 90009
                                (310) 417-5600

                                                                  April 4, 1997

TO OUR SHAREHOLDERS:

  We are pleased to invite you to attend the Annual Meeting of Shareholders of the Company which will be held at our offices in the Imperial Bank Building, 9920 South La Cienega Boulevard, Second Floor, Inglewood, California 90301, Thursday, May 15, 1997, at 10:00 a.m.

  The matters upon which Shareholders will be asked to act will be to elect directors, to approve amendment of the 1986 Stock Option Plan to increase the number of shares and to make other amendments necessary to comply with changes in applicable tax laws, and to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent accountants. Information about these matters is set forth in the attached Proxy Statement.

  Although you may presently plan to attend the meeting, I urge that you complete your proxy and date, sign and return the proxy in the enclosed postage paid envelope. If you attend the meeting, as I hope you will, you may vote in person even though you have previously mailed the executed proxy card.


                                            /s/ George L. Graziadio, Jr.

                                        Chairman of the Board, President and
                                               Chief Executive Officer

                          [LOGO OF IMPERIAL BANCORP]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 15, 1997

  The Annual Meeting of Shareholders of Imperial Bancorp will be held at the Company's offices in the Imperial Bank Building, 9920 South La Cienega Boulevard, Second Floor, Inglewood, California 90301, at 10:00 a.m., to consider and vote upon the following proposals:

    1. The election of eight directors.

    2. To approve amendment of the 1986 Stock Option Plan to increase the number of shares available for grant by 500,000 and to make other amendments necessary to comply with changes in applicable tax laws.

    3. To ratify the appointment of KPMG Peat Marwick LLP as independent accountants for 1997.

    4. Any other business that may properly come before the meeting.

  The foregoing matters are more fully described in the accompanying Proxy Statement.

  Shareholders of record at the close of business on March 7, 1997, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         /s/ Richard M. Baker

                                         Richard M. Baker
                                         Secretary

                          [LOGO OF IMPERIAL BANCORP]

                                PROXY STATEMENT

                               VOTING AND PROXY

  The enclosed proxy is being solicited by the Board of Directors of Imperial Bancorp, a California corporation, and will be voted at the Annual Meeting of Shareholders on May 15, 1997, unless revoked prior to the voting thereof.

  The solicitation of proxies will be by mail and the cost will be borne directly by the Company. Additionally, officers and other Company employees may solicit proxies by telephone, telegram or personally. Upon request, the Company will reimburse banks, brokers, nominees and related fiduciaries for reasonable expenses incurred by them in sending annual reports and proxy materials to beneficial owners of the Company's stock.

  All shares represented by each properly executed unrevoked proxy received in time for the meeting will be voted. Any proxy given may be revoked any time prior to its exercise by filing with the Secretary of the Company a writing revoking it or a duly executed proxy bearing a later date, or by attending and voting in person. The Proxy Statement and the accompanying Form of Proxy will be first mailed to the Company's Shareholders on or about April 4, 1997.

VOTING SECURITIES

  Shareholders of record on March 7, 1997, are entitled to notice of, and to vote at, the 1997 Annual Meeting of Shareholders or any adjournment or adjournments thereof. As of March 1, 1997, there were 25,608,354 outstanding shares of common stock. Each Shareholder is entitled to one vote for each share held on all matters to come before the meeting.

  The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

NOMINATIONS FOR DIRECTORS

  Article III, Section 3(b) of the Company's By-Laws sets forth the following special procedures for nominations of directors by persons other than the Board of Directors:

    "Nominations for the election of directors may be made by the Board of Directors or by any Shareholder entitled to vote for the election of directors. Such nominations other than by the Board of Directors shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the corporation not less than 60 days prior to the first anniversary of the date of the last meeting of Shareholders of the corporation called for the election of directors.

      (1) Each notice shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of stock of the corporation which are beneficially owned by such nominee; and (iv) such other information as would be required by the Federal Securities Law and the Rules and Regulations promulgated thereunder in respect to an individual nominated as a director of the corporation and for whom proxies are solicited by the Board of Directors of the corporation.

      (2) The Chairman of any meeting of Shareholders may, if the facts warrant, determine and declare to the meeting that a nomination was not in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded."

  To comply with the above By-Law provision, nominations for the 1997 Annual Shareholders Meeting by persons other than the Board of Directors should have been received on or before March 17, 1997. The Company did not receive any such nominations and considers such nominations to be closed.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following sets forth information as of March 1, 1997, pertaining to the securities ownership by persons known to the Company to own 5% or more of any class of the Company's voting securities, current directors of the Company and Named Executive Officers. The information contained herein has been obtained from the Company's records, from various filings made by the named individuals with the Securities and Exchange Commission or from information furnished directly by the individuals or entity to the Company.

  The Company is of the opinion that there is no person who possesses directly or indirectly the power to direct or cause direction of the management and policies of the Company, nor is it aware of the existence of a group of persons formed for such purpose, whether through the ownership of voting securities, by contract or otherwise.

  The table should be read with the understanding that more than one person may be the beneficial owner or possess certain attributes of beneficial ownership with respect to the same securities. Thus, careful attention should be given to the code designations and footnote references set forth in the column "Nature of Holdings." In addition, options with respect to shares exercisable or shares issuable within 60 days of the date of this information are deemed to be outstanding and have been utilized in calculating the percentage ownership of those individuals possessing such interest. Thus, the total number of shares considered to be outstanding for the purposes of this table may vary depending upon the stockholder's particular circumstance.

           NAME AND ADDRESS OF BENEFICIAL OWNER         SHARES   NATURE OF PERCENT OF
      AND POSITION HELD FOR WHICH INCLUSION REQUIRED     HELD    HOLDINGS    COMMON
      ----------------------------------------------   --------- --------- ----------
  1.  George L. Graziadio, Jr.--Chairman of the
       Board, President & CEO
      --Direct Ownership                                  40,896 AC(1)(2)
      --Graziadio Investment Company                   2,207,730 AC(2)(3)
      --Exercisable under 1986 Stock Option Plan         594,964    AC(2)
      --Employee Stock Ownership Plan                      2,465     A(2)
      --Profit Sharing Plan                              124,056    AC(2)
                                                       ---------
                                                       2,970,111             11.59%
  2.  Norman P. Creighton--Director
      --Direct Ownership                                 301,633    AC(1)
      --Exercisable under Stock Option Plans             450,565       AC
      --Employee Stock Ownership Plan                      2,697        A
      --401K Plan                                         30,628       AC
      --Profit Sharing Plan                               48,691       AC
                                                       ---------
                                                         834,214              3.25%
  3.  Imperial Trust Company, Trustee for
      --Imperial Bancorp Profit Sharing Plan
       Trust                                           1,021,577
      --Employee Stock Ownership Plan                    402,745
      --401K Plan                                        515,511
                                                       ---------
                                                       1,939,833              7.57%

           NAME AND ADDRESS OF BENEFICIAL OWNER         SHARES   NATURE OF PERCENT OF
      AND POSITION HELD FOR WHICH INCLUSION REQUIRED     HELD    HOLDINGS    COMMON
      ----------------------------------------------   --------- --------- ----------
  4.  Bernard G. LeBeau--Director
      --Direct Ownership                                   6,912    AC(2)
      --Exercisable under 1986 Stock Option Plan          12,375    AC(2)
                                                       ---------
                                                          19,287              0.07%

  5.  G. Louis Graziadio, III--Director
      --Direct Ownership                                  70,077       AC
      --Custodian for Children                            69,094   BDE(4)
      --Trustee Gina and Carra Partnership                81,305   BDE(4)
      --George & Reva Graziadio
       Grandchildren's Trust                                  23   BDE(4)
      --Exercisable under 1986 Stock Option Plan          37,321       AC
      --Graziadio Investment Company, 2,207,730
       shares                                             89,591  E(3)(5)
                                                       ---------
                                                         347,411              1.35%

  6.  Dr. M. Norvel Young--Director
      --Exercisable under 1986 Stock Option Plan          26,321    AC(2)     0.10%

  7.  Richard K. Eamer--Director
      --Exercisable under 1986 Stock Option Plan          26,321    AC(2)     0.10%

  8.  H. Wayne Snavely--Director
      --George Marshall Eltinge Trust, Trustee             1,336    AC(1)     0.00%

  9.  Lee E. Mikles--Director
      --Direct Ownership                                   3,264       AC
      --Exercisable under 1986 Stock Option Plan          64,922       AC
                                                       ---------
                                                          68,186              0.26%

 10.  Eldon K. Lloyd--Exec. VP of Imperial Bank
      --Direct Ownership                                  11,483    AC(2)
      --Exercisable under 1986 Stock Option Plan          33,087    AC(2)
      --Employee Stock Ownership Plan                      2,686     A(2)
      --401K Plan                                          8,663    AC(2)
                                                       ---------
                                                          55,909              0.21%


 11.  Robert M. Franko--Exec. VP of Imperial
      Bank
      --Direct Ownership                                  12,514    AC(2)
      --Exercisable under 1986 Stock Option Plan           4,420    AC(2)
      --Employee Stock Ownership Plan                        551     A(2)
      --Profit Sharing Plan                                  562    AC(2)
                                                       ---------
                                                          18,047              0.07%
 12.  Robert Muehlenbeck--Exec. VP of Imperial
       Bank
      --Direct Ownership                                  12,483    AC(2)
      --Exercisable under 1986 Stock Option Plan           9,820    AC(2)
      --Employee Stock Ownership Plan                        558     A(2)
      --401K Plan                                            580    AC(2)
      --Profit Sharing Plan                                  330    AC(2)
                                                       ---------
                                                          23,771              0.09%
 13.  All Current Officers and Directors as a
      Group of 19                                      4,678,639      (6)    18.26%

           NAME AND ADDRESS OF BENEFICIAL OWNER         SHARES   NATURE OF PERCENT OF
      AND POSITION HELD FOR WHICH INCLUSION REQUIRED     HELD    HOLDINGS    COMMON
      ----------------------------------------------   --------- --------- ----------
 14.  Graziadio Family Trust
      (Phillip M. Bardack, Stevan Calvillo,
      William R. Lang, Trustees)
      --Beneficial Owner of More Than
       Five Percent                                    1,401,354     BD      5.47%

 15.  Novelly Investment Group
      8182 Maryland Avenue, 15th Floor
      Clayton, MO 63105
      --Beneficial Owner of More Than
       Five Percent                                    1,340,435             5.23%

Notes:

  The address for persons in items 1-14 above is:
    Imperial Bank Building
    9920 South La Cienega Boulevard
    Inglewood, CA 90301

    A--Possess Sole Voting Power
    B--Possess Shared Voting Power
    C--Possess Sole Investment Power
    D--Possess Shared Investment Power
    E--Disclaim Beneficial Ownership
--------

(1) George L. Graziadio, Jr., Norman P. Creighton and H. Wayne Snavely serve as members of the Imperial Bancorp Salary Investment, Profit Sharing and Employee Stock Ownership Plans Administrative Committee (the "Committee") which is a committee of the Board of Directors of the Company. The Committee has the power, pursuant to the Imperial Bancorp Salary Investment, Profit Sharing and Employee Stock Ownership Plans, to direct the Plan Trustee as to the manner in which it shall vote the shares of common stock held by the Trustee, other than allocated shares held in the Employee Stock Ownership Plan. The Committee acts by a majority vote. The Board also has the right to act as a committee of the entirety. The shares held by the Trustee are not included in the number of shares shown to be beneficially held by each of Messrs. George L. Graziadio, Jr., Norman P. Creighton and H. Wayne Snavely as each of them disclaims direct beneficial ownership of the shares so held.

(2) Pursuant to California law, personal property held in the name of a married person may be community property as to which either spouse has the power and ability to manage and control in its entirety. The Company has no information pertaining to whether these shares are or are not community property or whether any arrangement exists between the spouses pertaining to voting or disposing of these shares and has thus assumed that, in the absence of information to the contrary, married persons share investment and voting power with their spouse.

(3) Holdings attributable to multiple parties have been adjusted to avoid duplications.

(4) G. Louis Graziadio, III holds 69,094 shares as custodian/trustee for his minor children, which are reported in his total. Mr. Graziadio disclaims beneficial ownership of the shares so reported.

(5) The Graziadio Investment Co. ("GIC") is a limited partnership of which the Graziadio Investment Corp. ("GI Corp.") is the General Partner. George L. Graziadio is the controlling shareholder of GI Corp. and a Class A Limited Partner of GIC. The limited partners include the George L. & Reva M. Graziadio Grandchildren's Trust No. 1 (Trust No. 1) and George & Reva Graziadio Trust (Trust). G. Louis Graziadio, III is a trustee of Trust No. 1 and trustee and beneficiary of the Trust and disclaims beneficial ownership except as to his beneficial interest, 4.0581% of GIC.

(6) There are 1,415,517 shares representing outstanding options exercisable by current officers and directors within 60 days of this table.

                      PROPOSAL 1.  ELECTION OF DIRECTORS

  Directors are elected at each Annual Meeting of Shareholders and hold office until their respective successors are elected. The By-Laws of the Company provide that the number of directors may be no less than five (5) and no more than ten (10) with the number being fixed by a resolution of the Board of Directors which has set the number as eight (8). All the nominees were elected to the Board at the last Shareholders Meeting. All the nominees are believed to be willing to serve as directors, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the person designated by the Board of Directors to replace any such nominee.

  Set forth below is certain information as of March 1, 1997, with respect to each of the nominees.

                              DIRECTOR             PRINCIPAL OCCUPATION AND
          NAME            AGE  SINCE               OTHER DIRECTORSHIPS HELD
          ----            --- --------             ------------------------
George L. Graziadio, Jr.   77   1969   Chairman of the Board, President and Chief
                                       Executive Officer of the Company; Director of
                                       the Company; Chairman of the Board of Imperial
                                       Bank; Director of various other subsidiaries.
                                       Mr. Graziadio is engaged as an owner or partner
                                       in many other business activities, primarily in
                                       the real estate industry. Director of Coastcast
                                       Corp. Mr. Graziadio is the father of G. Louis
                                       Graziadio, III, and uncle of Lee E. Mikles,
                                       nominees for election to the Board of Directors.
Bernard G. LeBeau          75   1982   Director of the Company; Director of Imperial
                                       Bank. Chairman of the Board of Imperial Bank
                                       1982 to 1995. Financial consultant from 1979 to
                                       1982. Executive Vice President and Chief
                                       Operating Officer of the Bank from 1974 to 1979.
Norman P. Creighton        61   1985   Director of the Company; Vice Chairman of the
                                       Board, Chief Executive Officer and Director of
                                       Imperial Bank.
Dr. M. Norvel Young        81   1985   Director of the Company; Director of Imperial
                                       Bank. Chancellor Emeritus, Pepperdine
                                       University; Director, 21st Century Christian,
                                       Inc.; Director, GCG Trust; Director, Union
                                       Rescue Mission.
Richard K. Eamer           68   1985   Director of the Company; Director of Imperial
                                       Bank. Chairman Emeritus, Tenet Healthcare Corp.
G. Louis Graziadio, III    47   1984   Director of the Company and Imperial Trust Co.;
                                       Director of Imperial Credit Industries, Inc.
                                       President of Ginarra Holdings, Inc., and
                                       subsidiaries, a California corporation engaged
                                       in investments. Mr. Graziadio has extensive
                                       experience in real estate development and
                                       construction since 1972. He is the son of George
                                       L. Graziadio, Jr., Chairman of the Board.
H. Wayne Snavely           55   1994   Director of the Company; Director of Imperial
                                       Bank and Imperial Trust Co., Chairman, CEO and
                                       Director, Imperial Credit Industries, Inc.;
                                       Director, Imperial Credit Mortgage Holdings,
                                       Inc.; Director, Southern Pacific Funding Corp.
Lee E. Mikles              41   1996   Director of the Company; Director of Imperial
                                       Bank. Investment advisor, Mikles/Miller
                                       Management Inc. Director of Coastcast Corp. He
                                       is the nephew of George L. Graziadio, Jr.,
                                       Chairman of the Board.

  Mr. Snavely was an executive vice president of Imperial Bank until January of 1992 when Imperial Credit Industries, Inc. ("ICI") was founded as a subsidiary of the Bank. The Bank currently owns 25% of the stock of ICI.

  Mr. Mikles has been a director of Imperial Bank since 1994. He was appointed to the Board of the Company February 29, 1996.

  The Company does not currently have a nominating committee of the Board of Directors. Generally, the Board of Directors as a whole acts upon such matters as nominations. The Compensation Committee is composed of Messrs. Eamer and Young. The Company has an Executive Committee which is composed of Messrs. Graziadio, Muehlenbeck, Franko, Lloyd, Mathis, Casey and Creighton. The Committee meets monthly, primarily to consider and act upon various aspects of the Company's ongoing operations. The Committee may, however, consider such matters as compensation and audit and make recommendations on these or other matters to the Board of Directors in its entirety. From time to time, the Board of Directors has and will refer matters to the Executive Committee for implementation in line with policies established by the Board of Directors. The Executive Committee met 12 times during 1996.

  Messrs. Eamer, Young and LeBeau serve on the Audit Committee, which meets quarterly, or more as needed.

  The Company's Board of Directors held 12 regularly scheduled meetings during 1996. No incumbent director, other than Messrs. Eamer and Snavely, attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings of committees of the Board of which he served (during the period for which he served).

 Director Fees

  The directors who are not salaried employees of the Company or its subsidiaries receive an annual retainer of $12,000, payable quarterly, $1,000 per Board meeting attended and $500 for each committee meeting attended. In addition, members of the Audit Committee receive an additional $3,000 retainer, payable quarterly, and $500 per meeting attended. Directors may defer all or a portion of their fees under the Deferred Compensation Plan. Salaried employees receive no additional compensation for their services as directors.

EXECUTIVE COMPENSATION

  The following table sets forth for the fiscal years ended December 31, 1996, 1995 and 1994, the compensation for services in all capacities to the Company of those persons who were at December 31, 1996, the chief executive officer and the other four most highly compensated executive officers of the Company (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION

                                                        OTHER   RESTRICTED  NUMBER             ALL
      NAME AND                                          ANNUAL    STOCK    OF OPTION  LTIP    OTHER
   PRINCIPAL POSITION          YEAR SALARY(1)  BONUS   COMP(2)    AWARDS   SHARES(3) PAYOUTS COMP(4)
   ------------------          ---- --------- -------- -------- ---------- --------- ------- -------
George L. Graziadio, Jr.       1996 $375,000  $482,812 $352,568      0      254,100    $ 0   $12,218
 Chairman of the Board         1995  330,000   350,000  105,390      0            0      0     9,728
 and Chief Executive Officer,  1994  305,000   200,000  121,894      0            0      0    10,285
 Imperial Bancorp

Norman P. Creighton            1996 $375,000  $482,812 $177,874      0      254,100    $ 0   $16,968
 Vice Chairman of the          1995  330,000   350,000   85,043      0            0      0    12,725
 Board and Chief Executive     1994  305,000   200,000   51,062      0            0      0    13,365
 Officer, Imperial Bank

Eldon K. Lloyd                 1996 $220,000  $230,450 $109,896      0       26,070    $ 0   $12,478
 Executive Vice President,     1995  195,000   200,000   52,685      0            0      0     9,728
 Imperial Bank                 1994  185,000    75,000   30,370      0            0      0    10,285

Robert M. Franko               1996 $185,000  $192,475 $ 92,160      0            0    $ 0   $12,218
 Executive Vice President,     1995  159,855   175,000   32,575      0       74,840      0     8,294
 Imperial Bank                 1994        0         0        0      0            0      0         0

Robert Muehlenbeck             1996 $185,000  $186,000 $ 90,750      0            0    $ 0   $12,403
 Executive Vice President      1995  185,000   150,000   39,162      0            0      0    12,725
 Imperial Bank                 1994  160,417    75,000   21,992      0            0      0         0

--------
(1) Compensation deferred at election of executive included in category and year earned.

(2) Includes automobile allowance, additional life, GTL, tax services, employer contribution to deferred compensation and below market interest on loans.

(3) Adjusted to reflect 5% stock dividend in February 1995, 8% stock dividend in February 1996, 3 for 2 stock split in October 1996 and 10% stock dividend in February 1997.

(4) These amounts represent contributions to the Company's Profit Sharing Plan, 401K Plan and Employee Stock Ownership Plan.

 Special Compensation Agreements

  In order to encourage certain executive officers to remain with the Company and to continue to devote full attention to the Company's business in the event an effort is made to obtain control of the Company, the Company has entered into Special Compensation Agreements with Messrs. G. L. Graziadio, Jr. and N. P. Creighton. These agreements provide for certain payments in the event of a change of control equal to the lesser of 2.9 times the average annual compensation of the executive officer or the largest gross special compensation amount which, in the opinion of the Company's independent auditors, will maximize the net payment to the executive after consideration of the executive's income taxes and the excise tax imposed by the Internal Revenue Code and applicable State excise tax provision. Special compensation is payable to Mr. Graziadio upon a change in control and to Mr. Creighton upon a termination after a change of control unless such termination is the result of his death, disability, retirement or good reason as defined in the agreement.

SUPPLEMENTAL COMPENSATION PLANS

  The Chairman of the Company is covered by a Death Benefit Only Plan ("DBO Plan") which, pursuant to a compensation agreement executed between the Company and Mr. Graziadio, provides for a death benefit beginning at $2,546,000.00 in year one and increasing annually to $5,085,461.00 at the end of year 15. The Company has purchased a life insurance policy to fund the death benefits under the DBO Plan.

  In 1996, the Company established a Split Dollar Life Insurance Plan to provide certain death benefits to the estate of the Company's Chairman and his spouse. The insurance policy purchased under the Plan provides for a lump sum payment to the estate of the last to survive in amounts ranging from $10.5 million in year one to $5.2 million in year 26, depending on the time of death. The Company is obligated to make annual premium payments of $830,000 with respect to the policy for a twelve year period. At the end of the 13th year, the Company will receive back an amount equal to the aggregate premiums paid without interest or earnings. The cash surrender value of the policy offsets the amount of premiums paid. The net expense of the policy for the year ended December 31, 1996, approximated $350,000.

  In March 1992, the Board of Directors approved the 1992 Deferred Compensation Plan for certain senior executives, including the Chairman and other officers and directors of the Company and its subsidiaries, under which eligible executives can elect to have credited to their account a portion of covered compensation for a period of up to seven years, which compensation is matched by the participant's employer on a basis tied to the Company's return on equity, from 10% to 50%, with the amounts both deferred and contributed earning interest at a rate determined annually by the Company based on the Moody Seasoned Corporate Bond Index, as determined by the Plan Committee. The participant's participation is limited to 20% of covered compensation with a maximum amount set for each participant. In addition, each participant is to receive a grant of nonstatutory stock options based on his or her contributions and level within the organization calculated to equal a portion of the amount deferred through the seven years which, when exercised, will produce a compensation deduction for income tax purposes for the employer which will offset the compensation cost of the 1992 Plan over its life, assuming appreciation in the Company's book value and the market value of its stock. The anticipated liabilities of the Company and its subsidiaries under the 1992 Plan are being accrued.

  In January 1996, the Board of Directors approved the 1996 Deferred Compensation Plan for certain senior executives, including the Chairman and other officers and directors of the Company and its subsidiaries. Under the 1996 Plan, eligible executives can elect to have credited to their account annually a portion of covered compensation which is matched by the participant's employer. The first $9,500 is matched at 50% to encourage senior executives to not participate in the Qualified 401K Plan, thereby reducing the top heavy restrictions on that Plan and allowing mid-management employees greater participation in the Qualified 401K Plan, and the balance on a basis related to the Company's return on equity, from 10% to 50%, with such amounts earning interest at a rate set annually based on the Moody Seasoned Corporate Bond Index, as determined by the Plan Committee. The bonus for 1995, paid in 1996, for eligible executives could be included in the 1996 Plan. Each employee participant is limited to 20% of covered compensation and each director to 100%. The Plan allows participants to effectively roll over amounts distributable under the 1992 Plan into the 1996 Plan in 1999. The anticipated liabilities of the Company and its subsidiaries under the 1996 Plan are being accrued for financial statement purposes. To offset the Deferred Compensation Plan liability, the Company purchased life insurance policies during 1996 for which it is the beneficiary. The policies have a cash surrender value which substantially offsets the premiums paid for the policies. The net expense of the policies approximated $50,000 for the year ended December 31, 1996.

STOCK OPTION PLANS

  The 1986 Stock Option Plan was approved by the Shareholders at the 1987 Annual Meeting and amended at the 1990, 1992, 1993, 1995 and 1996 Annual Meetings. The 1986 Plan provides for stock options covering 3,080,341 shares of the Company's common stock, as adjusted for stock dividends, which may be or have been granted to key executive and supervisory personnel of the Company and its subsidiaries. Through March 1, 1997, options for 2,995,764 shares had been granted and are outstanding.

  All option prices were equal to the market value of the common stock on the date of grant and the grants were for the term of either five or ten years as provided in the Plan, with all options exercisable one-fourth or one-sixth each year after the first year following the date of grant other than options granted to directors, which are immediately vested.

  The following table sets forth for the fiscal year ended December 31, 1996, the stock options granted to the Company's Named Executive Officers pursuant to the 1986 Stock Option Plan. All option information provided has been adjusted to reflect the February 1997 stock dividend.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                  % OF TOTAL
                          OPTIONS   SHARES   OPTION  EXPIRE
    NAME                  GRANTED  GRANTED   PRICE    DATE      5%       10%
    ----                  ------- ---------- ------ -------- -------- ----------
George L. Graziadio, Jr.   89,100    6.96%   $12.49 01/09/01 $307,363 $  679,192
                          165,000   12.89%   $13.48 04/16/01 $614,726 $1,358,384
Norman P. Creighton        89,100    6.96%   $12.49 01/09/01 $307,363 $  679,192
                          165,000   12.89%   $13.48 04/16/01 $614,726 $1,358,384
Eldon K. Lloyd             17,820    1.39%   $12.49 01/09/06 $139,929 $  354,607
                            8,250    0.64%   $13.48 04/16/06 $ 69,964 $  177,303

  The following table sets forth information with respect to the Named Executive Officers concerning unexercised options held as of the end of fiscal 1996. All option information has been adjusted to reflect the February 1997 Stock Dividend.

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                                 OPTION VALUES

                                                                VALUE OF UNEXERCISED
                                     NUMBER OF UNEXERCISED      IN-THE-MONEY OPTIONS
                                      OPTIONS AT 12/31/96            AT 12/31/96
                SHARES    VALUE     ------------------------  --------------------------
    NAME       ACQUIRED  REALIZED  EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
    ----       -------- ---------- -------------------------  --------------------------
George L.
Graziadio,
Jr.(1)         295,366  $3,050,021       540,877         0       $7,993,562 $         0
Norman P.
Creighton(2)     5,169  $   61,991       540,877         0       $7,993,562 $         0
Eldon K.
Lloyd(3)             0  $        0        37,506    42,453    $     700,149    $585,124
Robert M.
Franko(4)            0  $        0        17,009    51,028    $     283,223 $   849,686
Rob Muehlen-
beck(5)         56,348  $  643,223         8,928         0    $     166,783 $         0

--------
(1) George L. Graziadio, Jr. has an aggregate of 540,877 shares in unexercised director's options valued at $7,993,562 as of 12/31/96. Director's options are immediately exercisable in whole or in part and expire five years from date of grant.

(2) Norman P. Creighton has 540,877 shares in unexercised director's options. Director's options are immediately exercisable in whole or in part and expire five years from date of grant. The total value of all unexercised, in-the-money options was $7,993,562 as of 12/31/96.

(3) Eldon K. Lloyd has 72,459 unexercised nonqualified options and 7,500 unexercised incentive options. The total value of all unexercised, in-the-money options was $1,285,273 as of 12/31/96.

(4) Robert M. Franko has 13,608 unexercised nonqualified options and 54,429 unexercised incentive options. The total value of all unexercised in-the-money options was $1,132,910 as of 12/31/96.

(5) Robert Muehlenbeck has 8,928 unexercised director's options. Director's options are immediately exercisable in whole or in part and expire five years from date of grant. The total value of all unexercised, in-the-money options was $166,783 as of 12/31/96.

                     REPORT OF THE COMPENSATION COMMITTEE

  The compensation policies of Imperial Bancorp (the "Company") are structured to link the compensation of the Chief Executive Officer and other executives of the Company with corporate performance. Through the establishment of short and long term compensation programs, the Company has aligned the financial interests of the executives with the results of the Company's performance, which are designed to put the Company in a competitive position regarding executive compensation and also to ensure corporate performance, which will enhance shareholder value. The Company participates in surveys of comparable compensation practices for financial institutions which are available to the Committee. The Committee considers the studies and surveys in determining base salary, bonus and long term stock based compensation. The Committee discusses and considers executive compensation matters and makes its decisions, subject to review by the Board.

  The Company's executive compensation philosophy is to set base salary at a conservative market rate and then to provide performance based variable compensation which allows total cash compensation to fluctuate according to the Company's earnings as well as value received by shareholders.

  In line with the overall compensation program and the objectives set by the Board annually, the Company's executive officers have a high percentage of their total compensation at risk, dependent upon the Company's financial performance.

  The base salary and bonus for Mr. Graziadio, Chairman and Chief Executive Officer, were increased as a result of the Company's substantially increased results for 1996. The increase in net income from $23.2 million to $54.1 million or from $0.92 per share to $2.07 per share was a 133% increase. Income as measured by return on average assets was 1.94% for 1996 as compared to 1.0% for 1995. Return on average shareholders' equity was 20.83% for the year, a significant increase from 11.03% for 1995. Mr. Graziadio's salary increased $45,000 or 14% and his bonus increased $132,812 or 37.9%, in each case significantly lower than the increases in financial performance of the Company. Also, as shown by the Stock Price Performance chart, the Company's common stock outperformed the S&P 500 index, as well as the index of Southern California Banks. The compensation of the other named executives was increased in line with the increases in the Company's performance, with a number of the line executives receiving greater bonus increases as a result of their direct impact on their operating units' performances.

  The Committee believes that its overall executive compensation program has been successful in providing competitive compensation appropriate to attract and retain highly qualified executives and also to encourage increased performance from the executive group which will create added shareholder value.

                                          COMPENSATION COMMITTEE

                                          Richard K. Eamer, Chairman
                                          M. Norvel Young

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Imperial's common stock against the cumulative total return of the S&P 500 Stock Index and Montgomery Securities' Western Bank Monitor for Southern California ("Southern California Banks") for the period of five fiscal years commencing January 1, 1991, and ended December 31, 1996.

                          [LOGO OF IMPERIAL BANCORP]

                                               PERIOD ENDING
                           -----------------------------------------------------
          INDEX            12/31/91 12/31/92 12/31/93 12/31/94 12/31/95 12/31/96
          -----            -------- -------- -------- -------- -------- --------
Imperial Bancorp            100.00   110.83   162.33   162.38   330.88   525.10
S&P 500                     100.00   107.62   118.47   120.03   165.13   202.89
Southern California Banks   100.00    99.53   121.69   138.83   176.08   265.81

Data points for the years 1991-1995 of the Southern California Banks were provided by Montgomery Securities. Data points for the year 1996 of the Southern California Banks were provided by SNL Securities, L.P.


 Compliance with Section 16(a) of the Securities Act of 1934

  Section 16(a) of the Securities Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except for late filings by Lee E. Mikles, Director, Form 3; H. Wayne Snavely, Director, one Form 4; and Dr. M. Norvel Young, Director, one Form 4.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  A loan was made pursuant to the Employee Loan Program under the By-Law approved by the Shareholders at their 1984 Annual Meeting which is outstanding to Norman P. Creighton, of $450,000. The loan is unsecured and was made for the purpose of purchasing outstanding shares of the Company's stock. The loan is due on demand or the earlier of the termination of his employment or seven years from August 16, 1993, with principal payments of one seventh of the principal due annually commencing August 16, 1994, and bears interest at the rate set each year equal to 60 percent of the average of the one year and three year Treasury securities at the end of the prior calendar year. For 1997, the rate will be 3.6%.

  There is a loan to George L. Graziadio, Jr., Chairman and President of the Company, in the current amount of $2,868,979.20, which was originally to be used to repay prior loans from the Company. The loan matures at the earlier of his termination or January 1, 2002, is secured by his interest in the DBO Plan and bears interest at the rate specified above. An additional loan in the original amount of $1,500,000 was granted to Mr. Graziadio in 1990, with a current balance of $414,258.71, which is due on demand or in seven years from August 16, 1993, with one-seventh of the principal balance due annually commencing August 16, 1994, and which bears interest at the rate specified above. This loan was approved and modified by the Company's Board pursuant to the By-Law adopted by the Shareholders at the 1984 Annual Meeting.

  Under applicable state and federal law and regulations, the amount by which the interest rate applicable on the loans is less than the market rate is treated as compensation and subject to taxation. A discount on all these employee loans is being accreted to interest income over the same period as the related deferred compensation is being amortized to expense.

  E&G Development Company, an affiliate of Mr. G. L. Graziadio, Jr., subleases certain space from Imperial Bank Realty Company, Inc. ("Realty"), a wholly owned subsidiary of the Company, for a term continuing through October 31, 1998, at the current monthly rental of $583.49. The terms and conditions of this transaction were considered competitive with similar rentals in the area at the time it was entered into.

  Consulting agreements were entered into between the Bank and Robert S. Muehlenbeck, then a Director of the Bank, and Second Southern Corp., a corporation controlled by G. Louis Graziadio, III, as of November 1, 1991, pursuant to which Second Southern Corp. and Mr. Muehlenbeck, as Consultants, agreed to provide services to the Bank in the identification and implementation of an opportunity to raise capital in connection with the Bank's mortgage banking and thrift and loan activities. As a result of these activities by the Consultants, Imperial Credit Industries, Inc. ("ICI") was formed by the Bank, a registration statement filed with the Securities and Exchange Commission and the sale of shares of ICI's common stock to the public was completed for 2,290,000 shares. Under the terms of the consulting agreements, Second Southern Corp. received reimbursement for its expenses in providing the services on the basis of $12,500 per month, plus out-of-pocket expenses and, in addition, Mr. Muehlenbeck and Second Southern Corp. received fees of $125,000 and $175,000 respectively upon consummation of the public offering. A second offering of 2,500,000 shares of ICI common stock closed on May 19, 1993, at $12 per share and Second Southern Corp. and Mr. Muehlenbeck each received $549,685.65. On April 24, 1996, a third offering of 1,500,000 shares of ICI common stock was made at $26 per share and

Second Southern Corp. and Mr. Muehlenbeck each received $853,269.00. Each will receive an incentive fee of 2 1/2% of the realized pretax gains received by the Bank when, as and if realized from the disposition of the remaining ICI securities held by the Bank, with the Bank having considered to have sold an amount equal to 20% of any such security as of January 1 of each year from 1997 through 2001, at a price equal to the arithmetic average of the daily average stock price of ICI common stock as reported by NASD during the preceding year, if such sale by the Bank has not, in fact, occurred.

LOANS BY THE BANK TO EXECUTIVE OFFICERS AND DIRECTORS

  All extensions of credit by the Bank to executive officers and directors of the Company and the Bank, if any, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. Such loans will generally be subject to the provisions of Federal and California law which will require them to be on terms comparable to those of transactions with similarly situated nonaffiliated persons.

 PROPOSAL 2. AMENDMENT OF THE 1986 STOCK OPTION PLAN TO INCREASE THE NUMBER
    OF SHARES AVAILABLE FOR GRANT BY 500,000 AND TO MAKE OTHER AMENDMENTS
          NECESSARY TO COMPLY WITH CHANGES IN APPLICABLE TAX LAWS.

  The Board of Directors has adopted amendments of the 1986 Stock Option Plan, subject to the approval of the Shareholders, (i) to increase the number of shares available for grant by 500,000, and (ii) in order to comply with changes in applicable tax laws, to amend Section 2.01. and Section 3.01. of the Plan to read as follows:

  Section 2.01. ADMINISTRATION. The Plan shall be administered by the Compensation Committee to whom administration of the Plan has been designated by resolution of the Board of Directors, except as to options granted to members of the Compensation Committee, in which case, the Board of Directors shall act as a committee of the whole. The Compensation Committee shall consist of three individuals who constitute (i) Outside Directors within the meaning of Internal Revenue Code section 162 (m), and
  (ii) Disinterested Directors within the meaning of Rule 16b of the Securities and Exchange Commission. No person who serves on the Compensation Committee shall be eligible to receive incentive stock options under the Plan. The members of the Compensation Committee are herein referred to as the "Plan Administrators." Actions by the Plan Administrators shall be taken by a majority vote or by unanimous written consent.

  Add to Section 3.01.:

  The maximum number of shares subject to options that may be granted to any individual under the Plan shall not exceed 200,000 shares in any one year period.

  The following summary discusses the general provisions of the 1986 Plan. Copies of the full text of the Plan are available at the principal executive offices of the Company, and will be furnished to Shareholders, without charge, upon written request to the Secretary of the Company, 9920 South La Cienega Boulevard, Suite 636, Inglewood, California 90301.

EXERCISE OF OPTION

  Options granted under the 1986 Plan issued to directors may be exercised immediately to avoid certain potential adverse tax consequences, while other options may not be exercised during the first year after grant, and the vesting is determined by the Plan Administrators in connection with each particular grant. Existing options to nondirectors having vesting of either one-fourth per year or one-sixth per year.

MAXIMUM TERM

  The maximum permissible term of options granted under the 1986 Plan is ten years. Options are nontransferable for nondirector optionees, except by will or law of descent, and are transferable or nontransferable at the election of the director optionee at the time of issue, or may be modified at the request of the director optionee at the time of issue, or may be modified at the request of the director optionee and approval of the Plan Administrators. Options may be terminated if the option holder ceases to be employed by the Company or subsidiary (with a three month exercise period after termination or a one year period after death or disability) or, in the case of options granted in connection with the 1992 Deferred Compensation Plan, if the participant ceases to participate.

MAXIMUM NUMBER OF SHARES

  The 1986 Plan, as amended, authorizes 3,080,341 shares, as adjusted for stock dividends and splits. Accordingly, assuming that the proposal is approved, the maximum number of shares available under the 1986 Plan will be 3,580,341.

ELIGIBLE PERSONS

  Key employees, officers and directors are eligible to receive stock options as determined by the Plan Administrators.

GENERAL

  The 1986 Plan will terminate in 2006, as amended, and no option may be granted under the Plan after that date; however, such termination does not terminate any options granted prior thereto. The Plan Administrators may, at any time, amend or revise the terms of the Plan, provided no amendment increases the maximum aggregate number of shares subject to options, permits the granting of an option to anyone other than a key employee or a director of the Company or its subsidiary, or changes the minimum purchase price as specified in the Plan without approval of the Shareholders.

FEDERAL INCOME TAX CONSEQUENCES

  The following summary of Federal Income Tax consequences does not purport to be a complete statement of the law in this area. The tax consequences under various State and local tax laws may not correspond to Federal treatment and are not discussed in this summary.

  As amended in 1986, the Internal Revenue Code provides that the deduction for capital gains was eliminated such that capital gains are generally taxed at ordinary income rates. The characterization of income as either capital gain or ordinary income, however, is still required by the Code and has important tax consequences in some situations. Therefore, the following summary continues to characterize the income from various transactions as either ordinary income or capital gain.

NONSTATUTORY OPTIONS

  There are generally no tax consequences to the optionee upon the grant of a nonstatutory option, but upon exercise the optionee will realize ordinary income equal to the difference between the option exercise price and the fair market value of the shares covered by the option on the date of exercise. Upon subsequent disposition of the shares received upon exercise, the difference between the amount realized on disposition and the fair market value of the shares on the date of exercise will be treated as capital gain or loss.

INCENTIVE OPTIONS

  Incentive options are intended to qualify as "incentive stock options" within the meaning of Section 422A of the Code. In general, an optionee will not be treated as receiving income upon either the grant or exercise of an incentive option. There are no tax consequences to the optionee upon exercise of an incentive option if the shares acquired upon such exercise are not disposed of within two years from the date of grant and within one year from the date of exercise. If such holding periods are satisfied, any gain realized upon disposition will be long-term capital gain and any loss will be long-term capital loss.

  If stock acquired upon the exercise of an incentive option is disposed of prior to the expiration of the required holding period, the gain realized upon disposition constitutes ordinary income to the extent of the excess of the fair market value of the common stock either at the date of exercise or at the date of disposition, whichever fair market value is less, over the exercise price. Any gain in excess of the amount taxed as ordinary income will be taxed as capital gain.

COMPANY DEDUCTIONS AND WITHHOLDINGS

  An optionee may use shares of the Company's common stock previously acquired by the optionee to pay the exercise price of an option. It should be noted that the use by an optionee of stock acquired through the exercise of an incentive stock option to exercise another incentive stock option will be treated as a "disqualifying disposition" of such previously acquired stock, having adverse tax consequences if the applicable holding period requirements (described above) have not been satisfied with respect to such previously acquired stock.

ALTERNATIVE MINIMUM TAX

  For incentive options, the excess of the fair market value of the stock at the time of exercise of the option over the option exercise price constitutes an "item of tax preference" and may be subject to the alternative minimum tax imposed in lieu of the regular income tax. The alternative minimum tax is applicable if it exceeds the taxpayer's regular income tax computed in the normal way for the same year. The applicable legislative history indicates that the incentive stock option spread should not constitute an item of tax preference if the stock is disposed of prior to the expiration of the holding periods necessary to qualify for favorable tax treatment.

  The 1986 Tax Act created a new "minimum tax credit" which is generally less than the net alternative minimum tax liability for a given tax year; i.e., the amount by which the alternative minimum tax exceeds regular tax. The alternative minimum tax credit is used to reduce regular tax liability in later (but not earlier) tax years. However, under the 1986 Act, no minimum tax credit is allowed with respect to the item of tax preference which is attributable to the incentive stock option spread. Thus, the appreciated value of such incentive option represented by such spread may be subject to alternative minimum tax in the year the incentive option is exercised, and the appreciated value of the same stock in the year of disposition (measured by the difference between the fair market value of the stock at the time of disposition and the holder's basis in such stock) will also be subject to regular tax in the year of disposition, with no offset or credit for the alternative minimum tax previously paid. As a result, some of the appreciation in value of the stock subject to an incentive option may be taxed twice.

  The affirmative vote of the holders of the majority of the outstanding shares of the Company's stock is required to approve the amendment of the 1986 Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT OF THE 1986 STOCK OPTION PLAN AND THE PROXY HOLDERS FOR THE COMPANY INTEND TO VOTE PROXIES HELD BY THEM WITH DISCRETION FOR APPROVAL OF THE AMENDMENT OF THE 1986 STOCK OPTION PLAN.

              PROPOSAL 3. RATIFICATION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors has selected and appointed KPMG Peat Marwick LLP independent certified public accountants, to examine the financial statements of the Company and its consolidated subsidiaries for the year ending December 31, 1997. In recognition of the important role of the independent accountants, the Board of Directors has determined that its selection of such accountants should be submitted to the Shareholders for review and ratification on an annual basis.

  KPMG Peat Marwick LLP has examined the financial statements of the Company and its consolidated subsidiaries since 1973. The appointment of KPMG Peat Marwick LLP as the Company's independent accountants for 1996 was ratified at the 1996 Annual Meeting of Shareholders.

  KPMG Peat Marwick LLP is knowledgeable of the Company's operations and accounting practices and is well qualified to act in the capacity of independent accountants. In addition to audit services relating to the Company's consolidated financial statements and various governmental reporting requirements, KPMG Peat Marwick LLP performs some nonaudit services for the Company. Fees applicable to the audit of the Company's consolidated financial statements are reviewed and approved by the Audit Committee before the services are provided. Other services are not normally approved by the Audit Committee or the Company's Board of Directors before the services are provided, but are subsequently reviewed by the Audit Committee. Management believes that the nonaudit services provided by KPMG Peat Marwick LLP have no effect on the independence of that firm.

  The affirmative vote of a majority of the shares voting on this proposal is required for its adoption. In view of the difficulty and the expense involved in changing independent accountants on short notice, if the proposal is not approved, it is contemplated that the appointment for 1997 may be permitted to stand, unless the Board of Directors finds other compelling reasons for making a change. Disapproval of the proposal will be considered as advice to the Board to select other independent accountants for the following year.

  A representative of KPMG Peat Marwick LLP is expected to be present at the Shareholders Meeting and will be provided the opportunity to make a statement and to respond to appropriate questions of Shareholders.

  ALL PROXIES HELD BY PROXY HOLDERS OF THE COMPANY WILL BE VOTED IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY AND ITS SUBSIDIARIES FOR 1997 AND THE BOARD OF DIRECTORS URGES YOU TO VOTE FOR THIS PROPOSAL.

                                 OTHER MATTERS

  Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgement.

                     PROPOSALS FOR THE 1998 ANNUAL MEETING

  Shareholders' proposals submitted for inclusion in the Proxy Statement for the 1998 Annual Meeting must be received at the Company's Executive Offices no later than December 6, 1997.
                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Richard M. Baker

                                          Richard M. Baker
                                          Secretary

Date: April 4, 1997

                               IMPERIAL BANCORP

                                  1997 PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned appoints George L. Graziadio, Jr. and Norman P. Creighton as proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote as designated on the reverse, all the shares of common stock of Imperial Bancorp held of record by the undersigned on March 7, 1997, at the Annual Meeting of Shareholders to be on May 15, 1997, or any adjournments thereof.

                  (Continued and to be signed on other side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

                                        WITHHOLD
                       FOR             AUTHORITY
                   all nominees    for all nominees
1.  ELECTION OF        [_]                [_]
    DIRECTORS

To withhold authority to vote for any individual, write that Nominee's name on the line below.

-------------------------------------------------

Nominees:   George L. Graziadio, Jr.
            Bernard G. LeBeau
            Norman P. Creighton
            M. Norvel Young
            Richard K. Eamer
            G. Louis Graziadio, III
            H. Wayne Snavely
            Lee E. Mikles

2. To approve amendment of the 1986 Stock Option Plan to increase the number of shares available for grant by 500,000 and to make other amendments necessary to comply with changes in applicable tax laws.

                          FOR     AGAINST     ABSTAIN
                          [_]       [_]         [_]

3. To ratify the appointment of KPMG Peat Marwick LLP as independent accountants of the Company and its subsidiaries for 1997.

                          FOR     AGAINST     ABSTAIN
                          [_]       [_]         [_]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.




Signatures(s)                                          Dated             , 1997
              ----------------------------------------       ------------
Note: Please mark, sign, date and mail this proxy card promptly using the enclosed envelope.

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

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                               IMPERIAL BANCORP

                                 1997 MEETING
                      ----------------------------------
                                DIRECTION CARD

                IMPERIAL BANCORP EMPLOYEE STOCK OWNERSHIP PLAN

TO:  American Stock Transfer and Trust Company

You are hereby directed to report to Imperial Trust Company, Trustee, to vote with respect to the proposals listed on the reverse, the number of shares of Imperial Bancorp Common Stock held for my account in the Imperial Bancorp Employee Stock Ownership Plan at the Annual Meeting of Shareholders of Imperial Bancorp on May 15, 1997, and any adjournments thereof, as follows:.

                  (Continued and to be signed on other side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

                                        WITHHOLD
                       FOR             AUTHORITY
                   all nominees    for all nominees
1.  ELECTION OF        [_]                [_]
    DIRECTORS

To withhold authority to vote for any individual, write that Nominee's name on the line below

-------------------------------------

Nominees:   George L. Graziadio, Jr.
            Bernard G. LeBeau
            Norman P. Creighton
            M. Norvel Young
            Richard K. Eamer
            G. Louis Graziadio, III
            H. Wayne Snavely
            Lee E. Mikles

2. To approve amendment of the 1986 Stock Option Plan to increase the number of shares available for grant by 500,000 and to make other amendments necessary to comply with changes in applicable tax laws.

                          FOR     AGAINST     ABSTAIN
                          [_]       [_]         [_]

3. To ratify the appointment of KPMG Peat Marwick LLP as independent accountants of the Company and its subsidiaries for 1997.

                          FOR     AGAINST     ABSTAIN
                          [_]       [_]         [_]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS DIRECTION WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS DIRECTION WILL BE VOTED FOR PROPOSALS 1,2,3 AND 4.


Signatures(s)                                          Dated             , 1997
              ----------------------------------------       ------------
Note: Please mark, sign, date and mail this direction card promptly using the enclosed envelope.

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